Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2022, with respect to our audit of the consolidated financial statements of Enveric Biosciences, Inc. as of and for the year ended December 31, 2021.

/s/ Friedman LLP

East Hanover, New Jersey
January 20, 2023